UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 11, 2020

BEIGENE, LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
+1 (345) 949-4123
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	BGNE	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On May 11, 2020, BeiGene, Ltd. (the “Company”) announced its financial results for the three months ended March 31, 2020. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01. Other Events.
In its press release dated May 11, 2020, the Company also provided an update on the first quarter of 2020 and recent business highlights and expected milestones for the remainder of 2020. The information in the press release set forth under the headings “Recent Business Highlights and Upcoming Milestones” and “Forward-Looking Statements” is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.
Postponement of the 2020 Extraordinary General Meeting of Shareholders
As previously disclosed, pursuant to the listing rules of the Hong Kong Stock Exchange (the “HKEx”), the Company intended to hold an extraordinary general meeting of shareholders (the “EGM”) on May 14, 2020 for the Company’s shareholders to consider, and if thought fit, approve the grant of an option to acquire shares to Amgen Inc. (“Amgen”) to allow Amgen to subscribe for additional shares under a specific mandate (the “Specific Mandate”) in an amount necessary to enable it to increase (and subsequently maintain) its ownership at approximately 20.6% of the Company’s outstanding share capital, up to an aggregate of 75,000,000 ordinary shares during the option term (the “Direct Purchase Option”), pursuant to the terms of the Amendment No. 2 (the “Second Amendment”) dated March 17, 2020 to the Share Purchase Agreement dated October 31, 2019, as amended, by and between the Company and Amgen.
Following the filing of the preliminary proxy statement with the Securities and Exchange Commission (“SEC”) on March 30, 2020, the Listing Division of the HKEx issued a letter to the Company expressing its concerns that the Direct Purchase Option contemplated by the Second Amendment does not comply with the listing rules of the HKEx, even if approved by the Company’s independent shareholders. The Company disagrees with the HKEx’s decision and has appealed this decision to the Listing Committee of the HKEx, requesting that the Listing Committee overrule the Listing Division’s decision and permit the Company to convene the EGM to provide the independent shareholders with an opportunity to consider, and if thought fit, approve the Direct Purchase Option and the Specific Mandate contemplated by the Second Amendment. Among other things, the Direct Purchase Option and the Specific Mandate are subject to independent shareholders’ approval (with Amgen abstaining from voting on the relevant resolution) and have been recommended by the Company’s independent board committee in reliance in part on the opinion of an independent financial adviser. As disclosed in the preliminary proxy statement, the independent board committee and independent financial adviser have reviewed the terms of the transaction and consider them reasonable and fair to the independent shareholders. A review hearing by the Listing Committee is scheduled to be held on May 20, 2020.
For the reasons set forth above, the Company has determined to postpone the EGM to a later date and plans to provide an update following the decision of the Listing Committee of the HKEx.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by BeiGene, Ltd. on May 11, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by BeiGene, Ltd. on May 11, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: May 11, 2020	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel